UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2005

COMPUTER HORIZONS CORP.

(Exact name of registrant as specified in charter)

New York	0-7282	13-2638902

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Old Bloomfield Avenue, Mountain Lakes, NJ		07046-1495

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 299-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

          On November 15, 2005, Computer Horizons Corp. (the “Company”) entered into terms of employment with Marci Braunstein, who will fill the vacant position of Company Controller effective November 29, 2005.

          The employment terms recite a one year term with up to four months severance.  The employment terms further provide for an annual base salary of $130,000.  Ms. Braunstein is also eligible to receive additional compensation in the form of a discretionary annual management bonus based upon the Company’s profitability.  Ms. Braunstein may also participate in the Company’s benefit plans including insurance programs, retirement and deferred compensation plans and other employee programs.

          The foregoing summary of the employment terms is subject to, and qualified in its entirety by, the accepted offer letter which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

          (b)      Exhibit.

10.1	Accepted offer letter dated November 15, 2005 between Computer Horizons Corp. and Marci Braunstein.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER HORIZONS CORP.

(Registrant)

Date: November 29, 2005
	By:	/s/ Michael J. Shea

Michael J. Shea
Chief Financial Officer